Exhibit 4.9A

                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT, dated as of April 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), is made by and among U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee under the Indenture (as defined below) (in such capacity, the "TRUSTEE"), and WELLS FARGO FOOTHILL, INC., a California corporation ("WFF"), solely in its capacities as FF&E Agent, DJL Lender, OED Lender, and New Revolver Agent (as such terms are defined below).

                                    RECITALS

         A. Diamond Jo, LLC, a Delaware limited liability company ("DJL"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("OED CORP"; OED Corp and DJL, together with any other Person that now or hereafter becomes an "issuer" or "co-issuer" under the Indenture referred to below, whether by joinder agreement or otherwise, collectively, the "ISSUERS"), the guarantors from time to time party thereto (the "GUARANTORS"), and the Trustee have entered into an Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which indebtedness was incurred by the Issuers, the repayment of which is guaranteed by the Guarantors and secured by security interests in and liens on certain now owned and hereafter acquired assets and properties described in the Indenture Security Documents (as defined below) (the "COLLATERAL").

         B. DJL, as borrower, and WFF, as lender (in such capacity, the "DJL LENDER"), have entered into a Loan and Security Agreement, dated as of February 23, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "DJL CREDIT AGREEMENT"), pursuant to which the DJL Lender agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, DJL, the repayment of which is secured by security interests in and liens on certain Collateral pursuant to the DJL Credit Agreement and the collateral security documents, instruments and guaranties executed and delivered in connection therewith by one or more of the Issuers and the Guarantors, together with such other agreements, instruments and certificates entered into in connection with the DJL Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the DJL Credit Agreement, the "DJL LOAN DOCUMENTS").

         C. The Old Evangeline Downs, L.L.C., a Louisiana limited liability company ("OED"), and OED Corp, as borrowers (the "OED BORROWERS"), and WFF, as lender (in such capacity, the "OED LENDER"), have entered into a Loan and Security Agreement, dated as of June 24, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "OED CREDIT AGREEMENT," and together with the DJL Credit Agreement, the "EXISTING Revolvers"), pursuant to which the OED Lender agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, the OED Borrowers, the repayment of which is secured by security interests in and liens on certain

Collateral pursuant to the OED Credit Agreement and the collateral security documents, instruments and guaranties executed and delivered in connection therewith by one or more of the Issuers and the Guarantors, together with such other agreements, instruments and certificates entered into in connection with the OED Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the OED Credit Agreement, the "OED LOAN DOCUMENTS"; the OED Loan Documents, together with the DJL Loan Documents, the "EXISTING REVOLVER DOCUMENTS").

         D. OED and OED Corp, as borrowers (together with each of OED's subsidiaries from time to time party thereto, the "FF&E BORROWERS"), the lenders from time to time party thereto (the "FF&E LENDERS"), and WFF, as administrative agent for the FF&E Lenders (in such capacity, the "FF&E AGENT"), have entered into a Loan and Security Agreement, dated as of September 22, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "FF&E CREDIT AGREEMENT"), pursuant to which the FF&E Lenders agreed, upon the terms and conditions stated therein, to make term loans to the FF&E Borrowers, the repayment of which is or may be secured by security interests in and liens on certain Collateral pursuant to the FF&E Credit Agreement and the collateral security documents and instruments executed and delivered in connection therewith by one or more of the Issuers and the Guarantors, together with such other agreements, instruments and certificates entered into in connection with the FF&E Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the FF&E Credit Agreement, the "FF&E LOAN DOCUMENTS").

         E. In connection with the offering of the notes under the Indenture, each of DJL and the OED Borrowers have agreed to use their good faith commercially reasonable efforts to obtain required approvals from the relevant gaming authorities and to repay in full and refinance (the "REFINANCING") the Existing Revolvers, pursuant to a proposed new revolving loan and security agreement (as amended, restated, supplemented, refinanced or otherwise modified from time to time, the "NEW REVOLVER AGREEMENT") among DJL, the OED Borrowers, certain lenders from time to time party thereto (the "NEW REVOLVER LENDERS"), and WFF, as administrative agent for the New Revolver Lenders (in such capacity, the "NEW REVOLVER AGENT"). As with the Existing Revolvers, it is contemplated that the New Revolver Agreement will be secured by security interests in and liens on certain Collateral pursuant to the agreements, collateral security documents, instruments and guaranties executed and delivered in connection therewith by one or more of the Issuers and the Guarantors, together with the other agreements, instruments and certificates entered into in connection with the New Revolver Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the New Revolver Agreement, the "NEW REVOLVER DOCUMENTS").

         F. One of the conditions of the Senior Lien Documents is that the priority of the security interests and liens on the Collateral securing the obligations under such documents be senior to the security interests in and liens on the Collateral in favor of the Trustee in the manner and to the extent provided for in this Agreement.



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

         G. The Trustee and the Senior Lien Creditor Representatives (on behalf of the Senior Lien Creditors) desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.

         H. The terms of the Indenture  permit the Issuers and the Guarantors to
(1) remain obligated under the FF&E Loan Documents and the Existing Revolver Documents to which they are parties, and (2) enter into the New Revolver
Documents and, in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement substantially in the form of this Agreement.

         NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. In addition to the capitalized terms defined above in the preamble and the recitals hereto, as used in this Agreement, the following terms shall have the meanings set forth below:

         "CREDIT FACILITY INDEBTEDNESS" shall mean all present and future obligations (including principal, interest, fees and reimbursement obligations under letters of credit), contingent or otherwise, of the Issuers and the Guarantors to the Senior Lien Creditors arising under or pursuant to the Senior Lien Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of any Senior Lien Creditor in respect of the Collateral in any Insolvency Proceeding.

         "ENFORCEMENT ACTION" shall mean the exercise of any right or remedy with respect to any Collateral (including any right of set-off) or the taking of any Foreclosure Action or other action to enforce, collect or realize upon any Collateral, or the commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, or the commencement of any receivership proceedings or any other sale of, collection on, or disposition of, any Collateral, including the exercise of any right, remedy or action to: (a) exercise any collection rights in respect of any Collateral or notify any account debtors to make payment directly to such Party or its agents or other Persons acting on its behalf or retain any proceeds of accounts and other obligations receivable paid by any account debtor; (b) take or accept any transfer of title in lieu of foreclosure upon any Collateral; (c) enforce any claim to the proceeds of insurance upon any Collateral; (d) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any Party in respect of any Collateral; or (e) otherwise enforce any remedy available to such Party upon default for the enforcement of any Lien upon the Collateral.



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

         "ENFORCEMENT EVENT" shall mean the occurrence and continuance of an "Event of Default" as defined under Section 6 of the Indenture.

         "ENFORCEMENT  EVENT NOTICE" shall have the meaning  ascribed thereto in
Section 3.2.

         "ENTITLED PARTY" shall have the meaning ascribed thereto in Section 4.1(a).

         "EVENT OF DEFAULT" shall mean, with respect to any Senior Lien Document, the occurrence of an "Event of Default" under, and as defined in, such Senior Lien Document.

         "FF&E SECURED LIABILITIES" shall mean Secured Liabilities evidenced by the FF&E Loan Documents.

         "FINANCING DOCUMENTS" shall mean the Indenture Documents and the Senior Lien Documents.

         "FORECLOSURE ACTION" shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Law with respect to the Collateral, or (c) taking any action under the Bankruptcy Law that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

         "FULLY PAID" shall mean (a) with respect to the Indenture Documents, the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity obligations that survive payment in full) under the Indenture Documents, and (b) with respect to any Senior Lien Document,
(i) the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity obligations that survive payment in full) under such Senior Lien Document (it being agreed and understood that with respect to any Senior Lien Document, the principal amount of such obligations shall at no time exceed the applicable Maximum Credit Facility Amount), plus related interest, fees, costs, expenses and reimbursement and indemnification obligations), and (ii) the termination of all commitments or other obligations of the Senior Lien Creditors under such Senior Lien Document to extend credit thereunder to any Issuer, any Guarantor, or any other subsidiary of an Issuer.

         "INDENTURE DOCUMENTS" shall mean the Indenture, the Notes, the Indenture Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "INDENTURE SECURITY DOCUMENTS" has the meaning assigned to the term "Security Documents" in the Indenture.



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

         "INSOLVENCY PROCEEDING" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the
Issuers, any Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuers, any Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns.

         "LIEN PRIORITY" shall mean, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

         "MAXIMUM CREDIT FACILITY AMOUNT" shall mean, with respect to Credit Facility Indebtedness owed pursuant to (a) the FF&E Loan Documents, $[16,000,000] (less any permanent principal reductions thereto), and (b) the Senior Lien Documents (other than the FF&E Loan Documents), $35,000,000, which amount may be increased or decreased as provided in Section 4.7(b)(i) of the Indenture (as in effect on the date hereof), in each case in aggregate principal amount of such Credit Facility Indebtedness, plus all related interest, fees expenses and indemnification obligations or such greater amount or amounts as the Trustee may consent to in its discretion.

         "NEW REVOLVER SECURED LIABILITIES" shall mean Secured Liabilities evidenced by the New Revolver Loan Documents.

         "PARTY" shall mean each of (a) the Trustee, (b) the FF&E Agent, (c) prior to the Refinancing, the DJL Lender, (d) prior to the Refinancing, the OED Lender, and (e) upon and after the Refinancing, the New Revolver Agent.

         "SECURED LIABILITIES" shall mean the Subordinated Lien Indebtedness and the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount).

         "SECURITY DOCUMENTS" shall mean any and all Indenture Security Documents and any and all Senior Lien Documents, in each case executed, delivered or authorized by an Issuer or any Guarantor or any subsidiary of an Issuer pursuant to which such Person grants to the Trustee (as security for the Subordinated Lien Indebtedness) or any Senior Lien Creditor (as security for the applicable Credit Facility Indebtedness) a security interest in any Collateral.

         "SENIOR LIEN DOCUMENTS" shall mean, collectively and individually, (a) the FF&E Loan Documents, and (b) (i) prior to the Refinancing, the Existing Revolver Documents, and (ii) upon and after the Refinancing, the New Revolver Documents.

         "SENIOR LIEN CREDITORS" shall mean, collectively and individually, (a) the FF&E Agent and the FF&E Lenders, and (b) (i) prior to the Refinancing, the DJL Lender and the OED Lender, and (ii) upon and after the Refinancing, the New Revolver Agent and the New Revolver Lenders.

         "SENIOR LIEN CREDITOR REPRESENTATIVES" shall mean, collectively and individually, (a) the FF&E Agent, on behalf of the FF&E Lenders, and (b) (i) prior to the



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

Refinancing, the DJL Lender and the OED Lender, and (ii) upon and after the Refinancing, the New Revolver Agent on behalf of the New Revolver Lenders.

         "SUBORDINATED LIEN INDEBTEDNESS" shall mean all present and future obligations, contingent or otherwise, of the Issuers and the Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

         Section 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein shall have the respective meaning indicated in the Indenture, as in effect on the date hereof.

         Section 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

                                   ARTICLE II
                                  LIEN PRIORITY

         Section 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that all Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be junior to and subordinate in priority to the Liens of any or all of the Senior Lien Creditors in and to the Collateral securing Credit Facility Indebtedness (up to the Maximum Credit Facility Amount); provided that, the rights of a Party under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of such Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction and such avoidance, disallowance, set aside or other invalidation is permanent and is not later reversed. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Senior Lien Creditors provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee for the benefit of itself and the Holders to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any other Indebtedness of the Issuers or any of the Guarantors, including the Credit Facility Indebtedness.

         Section 2.2 Non-Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that, any Party may enforce its rights and privileges hereunder without being deemed to have violated this



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

provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply, as between any Senior Lien Creditor Representative on the one hand, and the Trustee on the other hand, to any property or assets (including property or assets that do not constitute Collateral) as to which such Senior Lien Creditor Representative has a Lien and as to which the Trustee does not have a Lien, or as to which the Trustee has a Lien and such Senior Lien Creditor Representative does not have a Lien.

         Section 2.3       Exercise of Rights.

               (a) The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that, the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4 and (ii) subject to the provisions of Sections 3.1 and 3.2.

               (b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

         Section 2.4 Priority of Liens. (a) Irrespective of any priority otherwise available to the Trustee by law or agreement or irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, each of the Trustee and the Senior Lien Creditor Representatives hereby agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

               (b) Each Party agrees that this Agreement and the Lien Priority shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever (other than in accordance with the terms hereof), including any of the following (whether or not such Party consents thereto or has notice thereof): (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Secured Liabilities or Financing Documents, any waiver of or any renewal, extension, increase, refinancing, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Secured Liabilities or Financing Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Secured Liabilities or Financing Documents; (ii) any furnishing of any additional collateral for any of the Secured Liabilities or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Secured Liabilities; (iii) any settlement, release or compromise of any of the Secured Liabilities or Financing Documents, any collateral therefor, or any liability of any other party (including any other Party) with respect to any



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

of the Secured Liabilities or Financing Documents, or any subordination of payment of any Secured Liabilities to the payment of any other indebtedness, liability or obligation of any of the Issuers, Guarantors or any subsidiary of any Issuer; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to any of the Issuers, Guarantors, or any subsidiary of any Issuer, or any other change in the ownership, control, composition or nature of any of the Issuers, Guarantors, or any subsidiary of any Issuer; (v) any application of sums paid by any of the Issuers, Guarantors or any subsidiary of any Issuer with respect to any of the Secured Liabilities, except to the extent actually applied against such Secured Liabilities, regardless of what other liabilities of the Issuers, Guarantors, or any subsidiary of any Issuer remain unpaid; or (vi) the failure of any Party to assert any claim or demand or to enforce any right or remedy against the Issuers, Guarantors, any subsidiary of any Issuer or any other Person (including any other Party with respect to any of the Secured Liabilities) under the provisions of any of the Financing Documents or otherwise.

         Section 2.5 Insolvency. (a) The provisions of this Agreement will be applicable both before and after the filing or commencement of any Insolvency
Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Issuer or Guarantor shall be deemed to apply to the trustee for such Issuer and/or Guarantor and such Issuer and/or Guarantor as a debtor-in-possession. The relative rights of the Senior Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such Insolvency Proceeding on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Issuer or Guarantor as debtor-in-possession. If, in any Insolvency Proceeding and at any time any Credit Facility Indebtedness exists that has not been Fully Paid, all of the Senior Lien Creditors (or such number of the Senior Lien Creditors as may have the power to bind all of them):

                    (i) consent to any order for use of cash collateral or agree to the extension of any Credit Facility Indebtedness (including any debtor-in-possession financing) to any Issuer or Guarantor;

                    (ii) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Credit Facility Indebtedness as adequate protection (or its equivalent) for the interests of the Senior Lien Creditors in the property subject to such Lien of a Senior Lien Creditor Representative;

                    (iii) consent to any order approving post-petition financing pursuant to Section 364 of the United States Bankruptcy Code (including any "roll-up" of Credit Facility Indebtedness); or

                    (iv) consent to any order relating to a sale of assets of any Issuer or Guarantor that provides, to the extent the sale is to be free and clear of Liens, that all Liens of the Senior Lien Creditor



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     Representatives and the Lien of the Trustee shall attach to the proceeds of the sale,

then the Trustee and the Holders will not oppose or otherwise contest the entry of such order.

               (b) So long as there is any Credit Facility Indebtedness existing that has not been Fully Paid, none of the Holders or the Trustee will:

                    (i) request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Senior Lien Creditor Representatives in respect of the Collateral or that would limit, invalidate, avoid or set aside any Lien of a Senior Lien Creditor Representative or Senior Lien Document or subordinate the Lien of a Senior Lien Creditor Representatives to the Lien of the Trustee or grant the Lien of a Senior Lien Creditor Representatives equal ranking to the Lien of the Trustee;

                    (ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Lien of a Senior Lien Creditor Representatives made by any Senior Lien Creditor Representatives in any Insolvency Proceeding;

                    (iii) oppose or otherwise contest any lawful exercise by any Senior Lien Creditor Representatives of the right to credit bid at any sale in foreclosure of a Lien of a Senior Lien Creditor Representative;

                    (iv) oppose or otherwise contest any other request for judicial relief made in any court by any Senior Lien Creditor Representative relating to the lawful enforcement of any Lien of a Senior Lien Creditor Representative;

                    (v) request relief from the automatic stay in any Insolvency Proceeding unless any Senior Lien Creditor requests such relief; or

                    (vi)  challenge  the   enforceability,   perfection  or  the
     validity of the Credit Facility Indebtedness or the Lien of a Senior Lien Creditor Representative.

               (c) The Trustee will not file or prosecute in any Insolvency Proceeding any motion for adequate protection or for relief from the automatic stay (in each case, or any comparable request for relief) based upon its interests in the Collateral, except that:

                    (i) it may freely seek and obtain relief granting a replacement lien, additional lien, superpriority, administrative claim or other adequate protection co-extensive in all respects with, but subordinated in accordance with the Lien Priority in all respects to, all Liens granted in such Insolvency Proceeding to the Senior Lien Creditors in connection with Credit Facility Indebtedness;

                    (ii) it may assert rights consistent with this Agreement in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

                    (iii) it may freely seek and obtain any relief upon a motion for adequate protection or for relief from the automatic stay (in each case, or any comparable relief), without any condition or restriction whatsoever, at any time when all Credit Facility Indebtedness has been Fully Paid.

               (d) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, both on account of Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness, then, to the extent the debt obligations distributed on account of the Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

               (e) Subject to Section 3.4(a)(ii), the Trustee will not assert or enforce, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid, any claim under ss.506(c) of the Bankruptcy Code senior to or on a parity with the Lien of a Senior Lien Creditor Representative for costs or expenses of preserving or disposing of any Collateral.

         Section 2.6 Insurance and Condemnation Proceeds. At any time any Credit Facility Indebtedness exists that has not been Fully Paid, the Senior Lien Creditor Representatives will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral, subject to the terms of the Senior Lien Documents.

                                   ARTICLE III
                             ACTIONS OF THE PARTIES

         Section 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the first date on which the Maximum Credit Facility Amount is Fully Paid, the Trustee will not, without the prior written consent of each Senior Lien Creditor Representative, take any Enforcement Action.

         Section 3.2 Standstill Period. If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the holders of the Notes, may give the Senior Lien Creditor Representative written notice thereof (an "ENFORCEMENT EVENT NOTICE"), which notice shall constitute notice to each Senior Lien Creditor. If (a) such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "EXPIRY DATE"), (b) no Senior Lien Creditor Representative has, on or before the Expiry Date, commenced (and notified the Trustee that such Senior Lien Creditor Representative has commenced) one or more Enforcement Actions, and (c) the Issuer or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions. If (i) any Senior Lien Creditor Representative has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing one or more Enforcement Actions, (ii) no Insolvency Proceeding is pending against the Issuers or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and (iii) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, then the Trustee may, subject to the Lien Priority and the prior application of all proceeds of the Collateral in accordance with
Section 3.4, take one or more Enforcement Actions. Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties from exercising any other remedy, or taking any other action, under any of the Financing Documents.

         Section 3.3 Foreclosure. Any Party taking a permitted Enforcement Action may enforce its Financing Documents independently as to the Issuers and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and, except as provided herein, it shall not be necessary for such Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Maximum Credit Facility Amount is not Fully Paid) and each Senior Lien Creditor Representative (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in favor of any Party or to proceed against any Collateral provided by the Issuers or any Guarantor, or any other property, assets, or collateral provided by the Issuers, any Guarantor, or any other Person, and agrees that the Party taking such permitted Enforcement Action may proceed against the Issuers, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding:
(a) with respect to the sale or other disposition of any Collateral  governed by
Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Parties that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable, (b) with respect to the sale or other disposition of any other Collateral consisting of real property, the Party conducting such sale or other disposition agrees in favor of the other Parties that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally,

(c) with respect to the sale or other disposition of any Collateral by any Party, such Party agrees to provide the other Parties with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to the Issuers or the Guarantors (without regard to whether the Issuers or the Guarantors have waived their entitlement to receive such notice), and (d) each Senior Lien Creditor Representative agrees that, at such time as the Maximum Credit Facility Amount applicable to its Senior Lien Documents is Fully Paid, such Senior Lien Creditor Representative thereupon promptly shall cease all further Enforcement Actions in connection with its Senior Lien Documents.

         Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of any Enforcement Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

               (a) FIRST:

                    (i) if the Enforcement Action is taken by a Senior Lien Creditor, to the payment of all reasonable costs and expenses, commissions and taxes of such Senior Lien Creditor incurred in connection with taking such Enforcement Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of such Senior Lien Creditor in connection therewith;

                    (ii) if the Enforcement Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking such Enforcement Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of the Trustee in connection therewith;

               (b) SECOND, to the Senior Lien Creditor Representatives, for the benefit of the Senior Lien Creditors, until the first date on which the Maximum Credit Facility Amount is Fully Paid;

               (c)  THIRD,  to  the  Trustee,   until  all   Subordinated   Lien
Indebtedness is Fully Paid; and

               (d) FOURTH, to or at the direction of the applicable Issuer or Guarantor, or as a court of competent jurisdiction shall direct.

         Section 3.5 Notice of Certain Events; Information. (a) Each Party agrees that it will notify the other Parties (it being understood that, to the extent this Section 3.5 applies to an obligation of the Trustee to give notice, it may satisfy such obligation by giving notice to any Senior Lien Creditor Representative), in writing, (x) if it receives actual notice of the occurrence of an Event of Default or an Enforcement

Event, not later than 30 days after the date of any such occurrence, and (y) at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing, no Senior Lien Creditor Representative shall be obligated to provide such prior written notice if exigent circumstances require that such Senior Lien Creditor Representative act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof; provided that, if such exigent circumstances require such Senior Lien Creditor Representative to so act immediately, such Senior Lien Creditor Representative agrees to provide the Trustee with written notice as soon as practicable following such Senior Lien Creditor Representative first exercising any of its secured creditor remedies with respect to the Collateral, and no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

               (b) The Senior Lien Creditor Representatives, on the one hand, and the Trustee, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Issuers, Guarantors and their subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Secured Liabilities. Neither any Senior Lien Creditor Representative, nor the Trustee, on the other hand, shall have any duty to advise the other party of information regarding such condition or circumstances or, except as otherwise expressly provided herein, as to any other matter. If any Senior Lien Creditor Representative on the one hand, or the Trustee, on the other hand, in their respective discretion, undertakes at any time or from time to time to provide any such information to any Party, such first Party shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

          Section 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

               (a) All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement (including payments or distributions in connection with any Insolvency Proceeding) shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto in accordance with the provisions of Section 3.4 (the "ENTITLED PARTY") and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

               (b) After the first date on which the Maximum Credit Facility Amount relating to any Senior Lien Documents is Fully Paid, each applicable Senior Lien Creditor Representative will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority applicable to such Senior Lien Creditor Representative hereunder, or in furtherance thereof; provided that, no Senior Lien Creditor Representative shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause (b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Senior Lien Creditor Representative may interplead any payment or distribution in any court of competent jurisdiction.

               (c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not the Issuers or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when any other Party shall have failed to comply with the provisions of this Agreement applicable to it, provided that, the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

               (d) Upon the earlier to occur of (x) the Refinancing and (y) ten Business Days after the date hereof, (i) the Trustee and the applicable Senior Lien Creditor Representative shall enter into a control agreement or control agreements with respect to the deposit accounts of any Issuer or Guarantor at any financial institution, constituting part of the Collateral, in form and substance reasonably acceptable to the Trustee and such Senior Lien Creditor Representative, which shall supersede any existing control agreements between the Trustee and such financial institution, and (ii) the Trustee and such Senior Lien Creditor Representative agrees to terminate or amend and restate such existing control agreements.

               (e) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of the Issuers or any Guarantor or otherwise, all as though such payment had not been made.

         Section 4.2 Perfection of Possessory or Control Security Interests. (a) For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control (including perfection of a security interest in deposit accounts under Article 9 of the Uniform Commercial Code), each Party hereby appoints the other as its representative for the limited purpose of possessing or controlling on its behalf any such

Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that, neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder for such purpose. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to another Party; provided that, no Party shall be required to deliver any such item of Collateral or take any other action referred to in this
Section 4.2 to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

               (b) The Senior Lien Creditor Representatives and the Trustee agree that if a Senior Lien Creditor Representative shall enter into a control agreement with respect to any security account or deposit account of an Issuer or a Guarantor, the Trustee will be given notice by such Issuer or Guarantor and sufficient opportunity to also become a party thereto in order to perfect its security interest in such accounts. If and to the extent such control agreements provide for the right of either the applicable Senior Lien Creditor Representative or the Trustee to give notice or direction to the depository or intermediary, as applicable, with respect to such accounts, the Trustee hereby agrees that, subject to Section 3.2, it will not give any such notice or direction to any such depository or intermediary unless and until all Credit Facility Indebtedness has been Fully Paid. The duties or responsibilities of the Senior Lien Creditor Representatives under this Section 4.2 shall be limited solely to holding the pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien therein held by the Trustee to secure the Subordinated Lien Obligations. The Senior Lien Creditor Representatives shall not have any obligation to the Trustee or any Holder to care for, protect or insure any pledged Collateral or to ensure that the Lien on such pledged Collateral has been properly or sufficiently created or entitled to any particular priority. The Senior Lien Creditor Representative shall be entitled to deal with the pledged Collateral in accordance with the terms of the Senior Lien Documents and this Agreement. The Senior Lien Creditor Representative shall not have any obligation whatsoever to the Trustee or the Holders to assure that the pledged Collateral is genuine or owned by any Issuer or Guarantor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section. The Senior Lien Creditor Representative shall not have, by reason of this Agreement or any other document or instrument, a fiduciary relationship in respect of the Trustee or the Holders.

          Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

               (a) Each Party hereby agrees that any Uniform Commercial Code collection, sale, or other disposition of Collateral by any Senior Lien Creditor Representative shall be free and clear of any Lien of the Trustee in such Collateral; provided that, the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) in accordance with Section 3.4).

               (b) To the extent reasonably requested by any Party, the other Parties will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in
Section 4.3(a).

         Section 4.4 Certain Other Collateral. Subject to Section 4.1(c), any provision of any Indenture Security Document that requires any Debtor (as defined in the Security Agreement referred to in the Indenture) to (a) deliver any Collateral to the Trustee or any Senior Lien Creditor Representative, (b) provide that the Trustee or any Senior Lien Creditor Representative have control (as defined in the Uniform Commercial Code) over any Collateral, or (c) list the Trustee or any Senior Lien Creditor Representative as (x) loss payee or additional insured on any insurance policy or (y) sole lienholder on any certificate of title relating to any Collateral, may be satisfied by (A) the delivery of such Collateral by such Debtor to any Senior Lien Creditor Representative (or its designee), (B) providing that any Senior Lien Creditor
Representative (or its designee) be provided with control (as defined in the Uniform Commercial Code) with respect to such Collateral, or (C) listing any Senior Lien Creditor Representative (or its designee) as (x) loss payee or additional insured on any insurance policy or (y) sole lienholder on any certificate of title relating to Collateral, in each of the foregoing cases in clauses (A), (B) and (C), for the benefit of all of the Senior Lien Creditors and the Trustee.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to any Senior Lien Creditor pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the first date on which the Maximum Credit Facility Amount of all the Senior Lien Documents shall have been Fully Paid.

         Section 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided that, no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section
5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2. Without limiting the foregoing, but in furtherance thereof, the Trustee agrees, upon the request of the New Revolver Agent, to execute and deliver to the New Revolver Agent (or its designees) a subordination of mortgage, subordination of preferred ship mortgage and subordination of trademark security interests, in each case in form to be recordable with the applicable governmental authorities and otherwise in form and substance reasonable acceptable to the New Revolver Agent and the Trustee.

         Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:

               (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that, this clause (a) shall not apply to, and the Trustee's Liens in the Collateral shall not be subordinated in priority by virtue of this Agreement to, any Senior Lien Creditor Representative's Liens therein if and to the extent that the Credit Facility Indebtedness applicable to such Senior Lien Creditor Representative's Senior Lien Documents is increased, without the express written consent of the Trustee, to an amount in excess of the applicable Maximum Credit Facility Amount for such Senior Lien Document;

               (b) any exchange, release, non-enforcement or non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

               (c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

         Section 5.4 Waiver. Except as otherwise provided in Section 2.1 and the other provisions hereof, to the maximum extent permitted by applicable law, the Trustee hereby waives, solely with respect to the Collateral to which the Lien Priority relates, any failure, omission, delay or lack on the part of any Senior Lien Creditor to enforce, assert or exercise any right, power or remedy conferred on such Senior Lien Creditor in any of the Senior Lien Documents or the inability of such Senior Lien Creditor to enforce any provision of the Senior Lien Documents or this Agreement.

         Section 5.5 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, neither Section 4.4 nor this Section 5.5 may be amended or otherwise modified without the prior written consent of the Issuers.

         Section 5.6 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  St. Paul, MN 55107
                  Attention:  Corporate Trust Department
                  Facsimile:  (651) 495-8097

and if to any Senior Lien Creditor Representative, mailed or sent by telecopy or delivered to such Senior Lien Creditor Representative, addressed to it as follows:

                  Wells Fargo Foothill, Inc.
                  2450 Colorado Avenue, Suite 3000W
                  Santa Monica, CA  90404
                  Attention:  Business Finance Division Manager
                  Facsimile:  (310) 453-7313

         With a copy to:

                  Paul Hastings Janofsky & Walker, LLP
                  600 Peachtree Street, NE, Suite 2400
                  Atlanta, GA  30308
                  Attention:  Cindy J. K. Davis, Esq.
                  Facsimile:  (404) 815-2424

or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section 5.6. All such demands, notices and other communications shall be effective: when mailed, two business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is acknowledged after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

         Section 5.7 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 5.8 Continuing Agreement. This Agreement is a continuing agreement and shall (a) be binding upon the Parties and their successors and assigns (including all Holders and all Persons that become lenders or participants under the Senior Lien Documents), and (b) inure to the benefit of and be enforceable by the Parties, the Holders, the Senior Lien Creditors and their respective successors, transferees and assigns.

         Section 5.9 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including Sections 5-1401 and 5-1402 of the New York General Obligations Law, except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

         Section 5.11 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Senior Lien Creditors and the Holders). No other Person (including the Issuers, any Guarantor or any subsidiary or affiliate of the Issuers, except the Issuers and Guarantors solely with respect to Section 4.4 and the proviso to Section 5.5) shall be deemed to be a third-party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

         Section 5.12 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 5.13 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

         Section 5.14 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the lien-subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and collateral agent under the Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder of any such Note). The Trustee shall not have any duties, obligations, or responsibilities to any Senior Lien Creditor or any Senior Lien Creditor Representative under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgment hereof, each Issuer expressly agrees that as between itself and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuers or of any Senior Lien Creditor or any Senior Lien Creditor Representative, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to any Senior Lien Creditor or any Senior Lien Creditor Representative, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

         Section 5.15 New Revolver. (a) Each of the Parties hereby acknowledges and agrees that, upon consummation of the Refinancing, (a) the New Revolver Agent shall be, and each of the DJL Lender and the OED Lender shall cease to be, a Senior Lien Creditor and/or a Senior Lien Creditor Representative hereunder; and (b) the New Revolver Documents shall constitute, and each of the Existing Revolver Documents shall cease to constitute, Senior Lien Documents hereunder, in each case, automatically and without further consent of any Party.

               (b) The Parties agree that, notwithstanding anything herein to the contrary, in connection with the Refinancing, the FF&E Secured Liabilities and the New Revolver Secured Liabilities may be evidenced by a common set of agreements, instruments and other documents, and if so evidenced, all references herein to the FF&E Loan Documents shall be deemed to be references to such agreements, instruments and other documents as they relate to the FF&E Secured Liabilities, and all references herein to the New Revolver Loan Documents shall be deemed to be references to such agreements, instruments and other documents as they relate to the New Revolver Secured Liabilities. In furtherance thereof, all references to the FF&E Agent, the FF&E Lenders, the FF&E Borrowers, the FF&E Credit Agreement, the New Revolver Agreement, the New Revolver Lenders and the New Revolver Agent shall be construed in like manner, mutatis mutandis.

                            [signature pages follow]

         IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first above written.

                                         WELLS FARGO FOOTHILL, INC.,
                                         as FF&E Agent, OED Lender, DJL Lender
                                         and New Revolver Agent


                                         By:   /s/  Todd R.  Nakamoto
                                            ------------------------------------
                                            Name:  Todd R.  Nakamoto
                                            Title:  Vice President


                                         U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:    /s/  Frank P. Leslie, II
                                            ------------------------------------
                                            Name:   Frank P. Leslie, II
                                            Title:  Vice President

                                 ACKNOWLEDGMENT

         Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement, dated as of April 16, 2004 (the "INTERCREDITOR AGREEMENT"; undefined capitalized terms used in this Acknowledgment have the meanings assigned to them in the Intercreditor Agreement), by and among U.S. Bank National Association, as Trustee, and Wells Fargo Foothill, Inc., as FF&E Agent, OED Lender, DJL Lender and New Revolver Agent, and consents thereto, and agrees to recognize all rights granted thereby to the Parties, and will not do any act or perform any obligation that is not in accordance with the agreements set forth in such Intercreditor Agreement; and
(b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement (other than with respect to Section 4.4 and the proviso to Section 5.5 thereof).

         Dated as of the date first above written.

                                         DIAMOND JO, LLC, as an Issuer


                                         By:   /s/  M. Brent Stevens
                                            ------------------------------------
                                            Name:   M. Brent Stevens
                                            Title:  Chief Executive Officer


                                         THE OLD EVANGELINE DOWNS CAPITAL CORP.,
                                         as an Issuer


                                         By:   /s/  M. Brent Stevens
                                            ------------------------------------
                                            Name:   M. Brent Stevens
                                            Title:  Chief Executive Officer


                                         OED ACQUISITION, LLC,
                                         as a Guarantor


                                         By:   /s/  M. Brent Stevens
                                            ------------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer



                                         THE OLD EVANGELINE DOWNS, L.L.C.,
                                         as a Guarantor


                                         By:   /s/  M. Brent Stevens
                                            ------------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer

                                         PENINSULA GAMING CORP.,
                                         as a Guarantor


                                         By:   /s/  M. Brent Stevens
                                            ------------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer